Exhibit D

Joint Filing Agreement pursuant to Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended.

Each of the undersigned hereby agrees to be included in the filing of Amendment No. 4 to Schedule 13D with respect to the issued and outstanding Common Stock of E-Z-EM, Inc. beneficially owned by each of the undersigned, respectively.

Date: February 23, 2003

/s/ David P. Meyers
David P. Meyers

/s/ Jonas I. Meyers
Jonas I. Meyers

/s/ Stuart J. Meyers
Stuart J. Meyers

/s/ Betty K. Meyers
Betty K. Meyers

MEYERS MANAGEMENT TRUST

By:	/s/ Stuart J. Meyers
Stuart J. Meyers
Co-Trustee

MEYERS FAMILY LIMITED PARTNERSHIP

By:	Meyers Management Trust,
General Partner

By:	/s/ Stuart J. Meyers
Stuart J. Meyers
Co-Trustee